Exhibit 3

                                                            AS FILED WITH THE
                                                          NEW YORK DEPARTMENT
                                                        OF STATE JUNE 6, 2006


                                New York State
                             Department of State
                   Division of Corporations, State Records
                         and Uniform Commercial Code
                               41 State Street
                               Albany, NY 12231

                           CERTIFICATE OF AMENDMENT
                                    OF THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                            TRUSTCO BANK CORP N Y

              Under Section 805 of the Business Corporation Law

1.   The name of the Corporation is: TrustCo Bank Corp N Y.

2. The Certificate of Incorporation was filed by the Department of State on the twenty-eighth day of October, 1981. A Restated Certificate of Incorporation was filed by the Department of State on the fifteenth day of July, 1988 and an Amendment to the Certificate of Incorporation was filed by the Department of State on the twenty-ninth day of August, 1991. An additional Restated Certificate of Incorporation was filed by the Department of State on the sixth day of August, 1993. Additional amendments to the Certificate of Incorporation were filed by the Department of State on June 5, 1996, June 5, 1997, October 2, 1997,
     May 20, 1999 and June 25, 2004.

3. a. The Certificate of Incorporation is amended to increase the number of authorized shares of common stock from 100,000,000 shares to 150,000,000 shares. The number of shares of common stock issued before and after such Amendment shall be 82,119,360, such change being at the rate of 1 share of issued common stock for 1 share of issued common stock. The number of shares of common stock unissued before such Amendment shall be 17,880,640 and the number of shares of common stock unissued after such Amendment shall be 67,880,640, such change being at the rate of 1 share of unissued common stock for 1 share of unissued common stock.

     b. To effect the foregoing, Section 4.1 of Article IV of the Certificate of Incorporation is hereby stricken out in its entirety, and the following new Article IV is substituted in lieu thereof:

          4.1 The total number of shares of Common Stock which the Corporation shall have authority to issue is 150,000,000 shares of the par value of $1 per share.

                    The total number of shares of Preferred Stock which the
               Corporation shall have authority to issue is 500,000 shares of the par value of $10 per share.

                    The Board of Directors of the Corporation shall have the
               authority to provide for the issuance of the Preferred Stock in one or more series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers, and with such designations, conversion rights, redemption prices, dividend rates and similar matters, including preferences over shares of Common Stock or other series of Preferred Stock as to dividends or distributions of assets and relative participation, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be set forth in resolutions providing for the issuance thereof that may be adopted by the Board of Directors.

4. The amendment to the Certificate of Incorporation was authorized by a majority vote of the Board of Directors, followed by vote of the holders of a majority of the Corporation's outstanding shares entitled to vote thereon, pursuant to Section 803 of the Business Corporation Law.


     /s/ Robert J. McCormick              Robert J. McCormick, President & CEO
     -----------------------              ------------------------------------
          (Signature)                         (Name and Capacity of Signer)

                           CERTIFICATE OF AMENDMENT
                                    OF THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                            TRUSTCO BANK CORP N Y

              Under Section 805 of the Business Corporation Law


Filer's Name   Corporation Service Company
               ---------------------------

Address   80 State Street, 6th Floor
          --------------------------

City, State and Zip Code   Albany, New York 12207-2543
                           ---------------------------

                                                            AS FILED WITH THE
                                                          NEW YORK DEPARTMENT
                                                       OF STATE JUNE 25, 2004


                                New York State
                             Department of State
                   Division of Corporations, State Records
                         and Uniform Commercial Code
                               41 State Street
                               Albany, NY 12231

                           CERTIFICATE OF AMENDMENT
                                    OF THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                            TRUSTCO BANK CORP N Y

              Under Section 805 of the Business Corporation Law

1.   The name of the Corporation is: TrustCo Bank Corp N Y.

2. The Certificate of Incorporation was filed by the Department of State on the twenty-eighth day of October, 1981. A Restated Certificate of Incorporation was filed by the Department of State on the fifteenth day of July, 1988 and an Amendment to the Certificate of Incorporation was filed by the Department of State on the twenty-ninth day of August, 1991. An additional Restated Certificate of Incorporation was filed by the Department of State on the sixth day of August, 1993. Additional amendments to the Certificate of Incorporation were filed by the Department of State on June 5, 1996, June 5, 1997, October 2, 1997 and May 20, 1999.

3.   a.   The Certificate of Incorporation is amended to decrease the number of Directors from not less than seven (7) members and not more than twenty (20) members to not less than five (5) members and not more than fifteen (15) members.

     b. To effect the foregoing, Article VI of the Certificate of Incorporation is hereby stricken out in its entirety, and the following new Article VI is substituted in lieu thereof:


                                  Article VI
                    Directors; Election and Classification

          6. The entire Board of Directors, consisting of not less than five (5) members and not more than fifteen (15) members, shall be divided into three (3) classes of not less than two (2) members each, which classes are hereby designated as Class A, Class B and Class C. The number of directors of Class A shall equal one-third (1/3) of the total number of directors as determined in the manner provided in the Bylaws (with any fractional remainder to count as one); the number of directors of Class B shall equal one-third (1/3) of said total number of directors (or the nearest whole number thereto); and the number of Directors in Class C shall equal said total number of directors minus the aggregate number of Directors in Classes

               A and B. At the election of the first Board of Directors, the class of each of the members then elected shall be designated. The term of office of each member then designated as a Class A director shall expire at the annual meeting of shareholders next ensuing, that of each member then designated as a Class B director at the annual meeting of shareholders one year thereafter, and that of each member then designated as a Class C director at the annual meeting of shareholders two years thereafter. At each annual meeting of shareholders held after the election and classification of the first Board of Directors, directors to succeed those whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders and until their respective successors are elected and have qualified or until their respective earlier displacement from office by resignation, removal or otherwise.

               The Board of Directors of the Corporation shall have the authority to establish from time to time the exact number of directors, as shall be set forth in resolutions that may be adopted by the Board of Directors.

4. The amendment to the Certificate of Incorporation was authorized by the vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.


     /s/ Robert A. McCormick              Robert A. McCormick, President & CEO
     -----------------------              ------------------------------------
          (Signature)                         (Name and Capacity of Signer)

                           CERTIFICATE OF AMENDMENT
                                    OF THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                            TRUSTCO BANK CORP N Y

              Under Section 805 of the Business Corporation Law

Filer's Name   Corporation Service Company
               ---------------------------

Address   80 State Street, 6th Floor
          --------------------------

City, State and Zip Code   Albany, New York 12207-2543
                           ---------------------------

                                                            AS FILED WITH THE
                                                          NEW YORK DEPARTMENT
                                                        OF STATE MAY 20, 1999


                           CERTIFICATE OF AMENDMENT
                     OF THE CERTIFICATE OF INCORPORATION
                                     OF
                            TRUSTCO BANK CORP NY
              UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

     WE, THE UNDERSIGNED, Robert A. McCormick and William F. Terry, being respectively, the President and Chief Executive Officer and the Secretary of TrustCo Bank Corp N Y (the "Corporation"), certify:

1.   The name of the Corporation is TrustCo Bank Corp N Y.

2. The certificate of Incorporation was filed by the Department of State on the twenty-eighth day of October, 1981. A restated Certificate of Incorporation was filed by the Department of State on the fifteenth day of July, 1988 and an Amendment to the Certificate of Incorporation was filed by the Department of State on the twenty-ninth day of August, 1991. An additional Restated Certificate of Incorporation was filed by the Department of State on the sixth day of August, 1993. Additional amendments to the Certificate of Incorporation were filed by the Department of State on June 5, 1996, June 5, 1997 and October 2, 1997.

3.   a.   The Certificate of Incorporation is amended to increase the number of authorized shares of common stock of the par value of $1 per share from 50,000,000 shares to 100,000,000 shares.

     b. To effect the foregoing, Section 4.1 of Article IV of the Amended and Restated Certificate of Incorporation is hereby stricken out in its entirety, and the following new Article IV is substituted in lieu thereof:

          4.1 The total number of shares of Common Stock which the Corporation shall have authority to issue is 100,000,000 shares of the par value of $1 per share.

                    The total number of shares of Preferred Stock which the
               Corporation shall have authority to issue is 500,000 shares of the par value of $10 per share.

                    The Board of Directors of the Corporation shall have the
               authority to provide for the issuance of the Preferred Stock on one or more series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers, and with such designations, conversion rights, redemption prices, dividend rates and similar matters, including preferences over shares of Common Stock or other series of Preferred Stock as to dividends or distributions of assets and relative participation, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be set forth in resolutions providing for the issuance thereof that may be adopted by the Board of Directors.

4. The amendment to the Certificate of Incorporation does not reduce stated capital.

5. Amendment to the Certificate of Incorporation was authorized by a majority vote of the Board of Directors, followed by vote of the holders of a majority of the Corporation's outstanding shares entitled to vote thereon, at a meeting of shareholders.


     IN WITNESS WHEREOF, we have signed this Certificate of Amendment on the 18th day of May, 1999.


/s/ Robert A. McCormick
-------------------------------------
Robert A. McCormick
President and Chief Executive Officer


/s/ William F. Terry
-------------------------------------
William F. Terry
Secretary

                                                            AS FILED WITH THE
                                                          NEW YORK DEPARTMENT
                                                     OF STATE OCTOBER 2, 1997


              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                             TRUSTCO BANK CORP NY
              UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW

     We, Robert A. McCormick and William F. Terry, being respectively, the President and Chief Executive Officer and Secretary of TrustCo Bank Corp NY, certify:

     FIRST. The name of the Corporation is TRUSTCO BANK CORP NY.

     SECOND. The Certificate of Incorporation was filed by the Department of State on the twenty-eighth day of October, 1981. An Amended and Restated Certificate of Incorporation was filed by the Department of Sate on the fifteenth day of July 1988, and an Amendment to the Amended and Restated Certificate of Incorporation was filed by the Department of State on the twenty-ninth day of August 1991. A further Amended and Restated Certificate of Incorporation was filed by the department of state on the sixth day of August 1993, and Amendments to the Amended and Restated Certificate were filed by the Department of State on the fifth day of June 1996, and the fifth day of June 1997.

     THIRD. The Certificate of Incorporation of the Corporation is restated as set forth in its entirety below. The Restated Certificate of Incorporation restates the text of the Certificate of Incorporation as amended on June 5, 1996 and June 5, 1997, which amendments (i) increased the number of authorized shares of common stock set forth in Section 4.1 of Article IV from 25,000,000 shares to 50,000,000 shares and (ii) changed the number of directors of the Corporation set forth in Article VI. This Restated Certificate of Incorporation also changes the process address as set forth in
Article V. No additional changes or amendments are being made pursuant to this restatement.

     FOURTH. The Certificate of Incorporation, as amended and restated, is set forth below:


                                  Article I
                                     Name

     1. The name of the corporation is:

                            TrustCo Bank Corp N Y

(hereinafter called the "Corporation").


                                  Article II
                                   Purposes

     2. Subject to any limitation provided in the Business Corporation Law or any other statute of the State of New York, and except as otherwise specifically provided in this Certificate, the purposes for which the Corporation is formed are:

     2.1 To the extent that a corporation formed under the Business Corporation Law of the State of New York may lawfully do so, to acquire, own, control, hold with power to vote, deal in and with, and dispose of, in any manner, interests in financial institutions, including, without limitation, banks, trust companies, savings banks, national banking associations, savings and loan associations, industrial banks, investment banks, service banks, safe deposit companies, credit unions, and mutual trust investment companies, located within or without the State of New York, and to acquire, own, control, hold with power to vote, deal in and with, and dispose of, in any manner, interests in any other companies, corporations, partnerships, trusts, unincorporated associations, joint stock associations, and other entities, which are engaged in activities related to the business of banking.

     2.2 To the extent that a corporation formed under the Business Corporation law of the State of New York may lawfully do so, to engage in, carry on, conduct, and participate in activities, enterprises and businesses permitted to be engaged in, carried on, conducted and participated in by bank holding companies under applicable provisions of law and also research, experimenting, manufacturing, assembling, building, erecting, trading, buying, selling, collecting, distributing, wholesaling, retailing, importing, exporting, processing, compounding, producing, refining, synthesizing, mining, extracting, growing, liquidating, dismantling, demolishing, servicing, promoting, exhibiting and publishing activities, enterprises and businesses; and also any activities, enterprises, ventures and businesses similar or incidental to any of the foregoing.

     2.3 To create, acquire, hold, deal in and with, and dispose of, in any manner, any legal or equitable interest in real property and chattels real, and, without limiting the generality of the foregoing, to purchase, receive, take (by grant, gift, devise, bequest or otherwise), own, hold, improve, employ, use, operate, manage, repair, control, maintain, sell, assign, transfer, convey, exchange, lease, alter, construct, mortgage or encumber real property, whether improved or unimproved, and structures and improvements on real property, or leaseholds, or any other legal or equitable interests or rights therein.

     2.4 To create, acquire, hold, deal in and with, and dispose of, in any manner, any legal or equitable interest in tangible or intangible personal property, and, without limiting the generality of the foregoing, to make, purchase, receive, take (by grant, gift, bequest, lease, exchange or otherwise), own, hold, improve, employ, use, operate, manage, repair, control, maintain, process, import, export, sell, assign, transfer, convey, exchange, lease or otherwise dispose of, mortgage, pledge or otherwise encumber or in any manner to exploit, turn to account, trade or deal in or with, personal property, whether tangible or intangible, or any other legal or equitable interests or rights therein.

     2.5 To make, create, apply for, renew, take (by grant, gift, bequest or otherwise), purchase, lease or otherwise acquire, to hold, own, register, use, operate, to sell, assign, license, lease, transfer, exchange or otherwise dispose of, to mortgage, pledge or otherwise encumber, to acquire or grant licenses with respect to, or in any manner to exploit, turn to account, trade or deal in or with, copyrights, trademarks, service marks, designs, inventions, discoveries, improvements, developments, processes, formulas, patents, trade names, labels, prints, or any interest or right, whether legal or equitable, therein.

     2.6 To purchase, take (by grant, gift, bequest or otherwise), receive, subscribe for, invest in or otherwise acquire, own, hold, employ, sell, lend, lease, exchange, transfer, assign, or otherwise dispose of, mortgage, pledge, use, and otherwise deal in and with, or in respect of shares, stock, bonds, debentures, warrants, rights, scrip, notes, evidences of indebtedness, certificates of interest or participation in profit-sharing agreements, collateral trust certificates, preorganization certificates and subscriptions, investment contracts, voting trust certificates, certificates of deposit or other securities or obligations of any kind by whomsoever issued (whether or not engaged in similar or different businesses, governmental or other activities); to exercise in respect thereof all powers and privileges of individual or corporate ownership or interest therein, including the right to vote thereon (by proxy or otherwise) for any and all purposes; to consent or otherwise act with respect thereto, without limitation and to issue in exchange therefor the Corporation's shares, stock, bonds, debentures, warrants, rights, scrip, notes, evidences of indebtedness, or other securities or obligations of any kind.

     2.7 To make contracts, incur debts and other liabilities, and borrow money on such terms and at such rate of interest as the Corporation may determine; and to mortgage, pledge, convey, assign, in trust or otherwise encumber or dispose of, the property, good will, franchises or other assets of the Corporation, including contract rights and including after-acquired property.

     2.8 To lend money, with or without security; provided that the Corporation shall not have the power to engage in the business of banking.

     2.9 To issue, reissue, sell, assign, exchange, pledge, negotiate or otherwise dispose of, to purchase, receive, take, own, hold or otherwise acquire, to deal in or with, or to cancel, shares, stock, bonds, debentures, warrants, rights, scrip, notes, evidences of indebtedness or other securities or obligations of the corporation of any kind, whether secured or unsecured, and whether or not convertible into or subordinated to any other class of securities.

     2.10 In furtherance of its corporate business, to guarantee or assume liability for the payment of the principal of, or dividends or interest on, or sinking fund payments in respect of, shares, stock, bonds, debentures, warrants, rights, scrip, notes, evidences of indebtedness, certificates of interest or participation in profit-sharing agreements, collateral trust certificates, preorganization certificates and subscriptions, investment contracts, voting trust certificates, certificates of deposit, or other securities or obligations of any kind by whomsoever issued; and to guarantee or assume liability for the performance of any other contract or obligation, made or issued by any domestic or foreign corporation, partnership, association, trustee, group, individual or entity; and, when authorized in any manner provided by law, to give any guaranty although not in furtherance of the Corporation's purposes.

     2.11 In furtherance of its corporate business, to be a promoter, partner, co-venturer, member, associate or manager of other business enterprises or ventures, or to be an agent thereof, or to the extent permitted in any jurisdiction to be an incorporator of other corporations of any kind or type.

     2.12 To cause to be formed under the laws of any state or country, to control or in any manner participate in the management of, to reorganize, merge, consolidate, and to liquidate or dissolve any corporation, association or organization of any kind.

     2.13 To engage in, carry on, conduct and/or participate in any activity, enterprise or business which is similar or related to any activity, enterprise or business herein set forth, or which is capable of being conveniently carried on incidental to any such activity, enterprise or business or which may directly or indirectly protect or enhance the value of any of the rights or property of the Corporation.

     2.14 To engage in, carry on, conduct and/or participate in ay general or specific branch or phase of the activities, enterprises or businesses authorized in the Certificate in the State of New York or in any other state of the United States and in all foreign countries, and in all territories, possessions and other places, and in connection with the same, or any thereof, to be and acts either as principal, agents, contractors or otherwise.

     2.15 To do everything necessary, suitable, convenient or proper for the accomplishment, attainment or furtherance of, to do every other act or thing incidental to, appurtenant to, growing out of or connected with, the purposes set forth in this Certificate, whether alone or in association with others; to possess all the rights, powers and privileges now or hereafter conferred by the laws of the State of New York upon a corporation organized under the Business Corporation Law of the State of New York (as the same may be amended from time to time) or any statute which may be enacted to supplement or replace it, and, in general, to carry on any of the activities and to do any of the things herein set forth to the same extent and as fully as a natural person or a partnership, association, corporation, or other entity, or any of them, might or could do; provided that nothing herein set forth shall be construed as authorizing the Corporation to possess any purpose, object or power, or to do any act or thing forbidden by law to a corporation organized under the Business Corporation Law of the State of New York.

     The foregoing provisions of this Article shall be construed as purposes, objects and powers, and each as an independent purpose, object and power, in furtherance, and not in limitation, of the purposes, objects and powers granted to the Corporation by the laws of the State of New York; and except as otherwise specifically provided in any such provision, no purpose, object or power herein set forth shall be in any way limited or restricted by reference to, or inference from, any other provision of this Certificate.


                                 Article III
                                    Office

     The office of the corporation is to be located in the City of Schenectady, County of Schenectady, and State of New York.


                                  Article IV
                  Number of Shares, Preemptive Rights Denied

     4.1 The total number of shares of Common Stock which the Corporation shall have authority to issue is 50,000,000 shares of the par value of $1 per share.

     The total number of shares of Preferred Stock which the Corporation shall have authority to issue is 500,000 shares of the par value of $10 per share.

     The Board of Directors of the Corporation shall have the authority to provide for the issuance of the Preferred Stock in one or more series, with such voting powers, full or limited, but not to exceed on vote per share, or without voting powers, and with such designations, conversion rights, redemption prices, dividend rates and similar matters, including preferences over shares of Common Stock or other series of Preferred Stock as to dividends or distributions of assets and relative participation, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be set forth in resolutions providing for the issuance thereof that may be adopted by the Board of Directors.

     4.1 No holder of shares of the Corporation shall be entitled as of right to subscribe for, purchase or receive any new or additional shares of any class, whether now or hereafter authorized, or any notes, bonds, debentures or other securities convertible into, or carrying options or warrants to purchase, shares of any class; but all such new or additional shares of any class, or notes, bonds, debentures or other securities convertible into, or carry options or warrants to purchase, shares of any class may be issued or disposed of by the Board of Directors to such persons and on such terms as it, in is absolute discretion, may deem advisable.

                                  Article V
              Designation of Secretary of State; Mailing Address

     5. The Secretary of State is designated as the agent of the Corporation upon whom process in any action or proceeding against the Corporation may be served, and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him is:

                          320 State Street
                          Schenectady, NY 12301
                          Attn: Corporate Secretary


                                  Article VI
                    Directors; Election and Classification

     6. The entire Board of Directors, consisting of not less than seven (7) members and not more than twenty (20) members, shall be divided into three
(3) classes of not less than two (2) members each, which classes are hereby designated as Class A, Class B and Class C. The number of directors of Class A shall equal one-third (1/3) of the total number of directors as determined in the manner provided in the Bylaws (which any fractional remainder to count as one); the number of directors of Class B shall equal one-third (1/3) of said total number of directors (or the nearest whole number thereto); and the number of Directors in Class C shall equal said total number of directors minus the aggregate number of Directors in Classes A and B. At the election of the first Board of Directors, the class of each of the members then elected shall be designated. The term of office of each member then designated as a Class A director shall expire at the annual meeting of shareholders next ensuing, that of each member then designated as a Class B director at the annual meeting of shareholders one year thereafter, and that of each member then designated as a Class C director at the annual meeting of shareholders two years thereafter. At each annual meeting of shareholders held after the election and classification of the first Board of Directors, directors to succeed those whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders and until their respective successors are elected and have qualified or until their respective earlier displacement from office by resignation, removal or otherwise.

     The Board of Directors of the Corporation shall have the authority to establish from time to time the exact number of directors, as shall be set forth in resolutions that may be adopted by the Board of Directors.


                                 Article VII
                                   Duration

     7. The duration of the Corporation is to be perpetual.

                                 Article VIII
              Shareholders - Quorum, Voting and Special Meetings

     8. The holders of at least a majority of the outstanding Voting Stock of the Corporation shall be present in person or by proxy at any meeting of shareholders in order to constitute a quorum for the transaction of any business, and the affirmative vote of at least a majority of the Corporation's outstanding Voting Stock shall be needed to approve any matter on which such shareholders are entitled to vote except that the affirmative vote or request, as the case may be, of at least two-thirds of the Corporation's Voting Stock shall be needed to effect a change, modification or repeal of any provision in the Certificate of Incorporation or By-Laws and to call a Special Meeting of shareholders. This provision does not affect those circumstances under which shareholder may call a Special Meeting for the election of directors as a matter of law and the right of management to call shareholder meetings as set forth in the By-Laws.


                                  Article IX
             Quorum and Voting Requirements at Directors' Meeting

     9. A majority of the Board of Directors shall be present at any meeting of Directors in order to constitute a quorum for the transaction of any business. The affirmative vote of a majority of the entire Board of Directors shall be necessary for the transaction of any business or specified items of business, except as otherwise provided in this Certificate, and except that, the affirmative vote of two-thirds of the entire Board of Directors shall be necessary to change, amend or repeal any provision of the Certificate of Incorporation or By-Laws.


                                  Article X
                             Business Combination

     10.1 Shareholder Approval of Business Combination -- Maximum Vote.

     (A) Except as otherwise expressly provided in Section 10.2 of this
Article 10, the approval of any Business Combination (as hereinafter defined) shall, in addition to any affirmative vote required by law or any other provision of this Certificate of Incorporation or any preferred stock designation of the Corporation, require the affirmative vote of the holders of not less than two-thirds of the shares of the Corporation then entitled to vote generally in the election of directors of the Corporation (hereinafter in this Article X referred to as "Voting Stock"), voting together as a single class, with each share of Voting Stock to have one (1) vote.

     (B) The term "Business Combination" as used in this Article X shall mean:

          (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Substantial

     Shareholder (as hereinafter defined) or (b) any other corporation which, after such merger or consolidation, would be a Substantial Shareholder, regardless of which entity survives;

          (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Substantial Shareholder of all or any significant part of the assets of the Corporation or any Subsidiary, or both, with a "significant part of the assets" to be defined as more than ten percent (10%) of the total assets of such entity as shown on its audited statement of condition as of the end of the most recent fiscal year ending prior to the time the particular transaction is announced;

          (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Substantial Shareholder; or

          (iv) any transaction involving the Corporation or any Subsidiary, including any issuance, transfer or reclassification of any securities of, or any recapitalization of, the Corporation or any Subsidiary, or any merger or consolidation of the Corporation with any Subsidiary (whether or not involving a Substantial Shareholder), if the transaction would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is owned director or indirectly by a Substantial Shareholder.

     10.2 Exception to Maximum Vote Requirement.

     The provision of Section 10.1 of this Article X shall not be applicable to any Business Combination, and such Business Combination shall require only such affirmative shareholder vote as is required by law or otherwise, if, in the case of a Business Combination which does not involve any cash or other consideration being received by shareholders of the Corporation (in their capacities as shareholders) the condition specified in the following paragraph (i) is met, or, in the case of any Business Combination, either the condition specified in the following paragraph (i) is met or the condition specified in the following paragraph (ii) is met:

          (i) the Business Combination shall have been approved by two-thirds of the Disinterested Directors (as hereinafter defined), it being understood that this condition shall not be capable of satisfaction unless there is at least one Disinterested Director.

          (ii) the consideration to be received per share by holders of Common Stock of the Corporation and by holders of each other class of Voting Stock outstanding, if any, shall be Fair Consideration (as hereinafter defined).


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

     10.3 Definitions.

     (A) "Fair Consideration" shall mean,

          (i) in the case of shares of Common Stock, an amount in cash or readily available funds at least equal to the highest of the following (whether or not the Substantial Shareholder has previously acquired such shares):

               (a) the highest per share price paid by the Substantial Shareholder for any such shares acquired by it within the three-year period immediately preceding the first public announcement of the proposal of the Business Combination (hereinafter referred to as the "Announcement Date"), plus an "Interest Adjustment" of such price, as defined hereafter in this
          Section 10.3(A);

               (b) the highest reported per share price at which such shares were publicly traded during the three-year period immediately preceding the Announcement Date, plus an "Interest Adjustment" of such price, as defined hereafter in this Section 10.3(A);

               (c) the per share fair market value of such shares on the Announcement Date, plus an "Interest Adjustment" of such value, as defined hereafter in this Section 10.3(A); or

               (d) the book value per share of Common Stock as of the end of the latest fiscal quarter preceding the Announcement Date, plus an "Interest Adjustment" of such value, as defined hereafter in this
          Section 10.3(A).

          (ii) and in the case of shares of any class of Voting Stock of the Corporation outstanding, an amount in cash or readily available funds at least equal to the highest of the following (whether or not the Substantial Shareholder has previously acquired any such shares);

               (a) the highest per share price paid by the Substantial Shareholder for any such shares acquired by it within the three-year period immediately preceding the Announcement Date, plus an "interest Adjustment" of such price, as defined hereafter in this Section 10.3(A);

               (b) the highest reported per share price at which such shares were publicly traded during the three-year period immediately preceding the Announcement Date, plus an "Interest Adjustment" of such price, as defined hereafter in this Section 10.3(A);

               (c) the per share fair market value of such shares on the Announcement Date, plus an "Interest Adjustment" of such value, as defined hereafter in this Section 10.3(AA); or


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

               (d) the highest preferential amount per share to which the holders of such shares are entitled in the event of voluntary or involuntary liquidation or dissolution of the Corporation.

     An "Interest Adjustment" of any price or value per share for a class of shares under this Section 10.3(A) shall equal an amount of interest on such price or value compounded annually from the Announcement Date until the Consummation Date of the Business Combination (The "Consummation Date"), or, in the case of subdivisions (a) and (b) in each of the subsections (A)(i) and
(A)(ii) in this Section 10.3, from the date of the Substantial Shareholder first became a Substantial Shareholder (the "Determination Date") until the Consummation Date, at a market prime rate of interest as may be determined from time to time by a majority of the Disinterested Directors, less the aggregate amount of any cash dividends per share paid on such class of shares during such period up to but not in excess of such amount of interest.

     (B) "Substantial Shareholder" shall mean and include any individual, corporation, partnership or other person or entity (other than the Corporation or any Subsidiary) which, together with its "Affiliates" and "Associates" (as such terms were defined as of December 11, 1984, in Rule 12b-2 under the Securities Exchange Act of 1934, is the "Beneficial Owner" (as determined in accordance with the criteria set forth as of December 11, 1984, under Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate of more than five percent (5%) of the voting power of the then-outstanding Voting Stock of the Corporation of any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

     (C) "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

     (D) "Disinterested Director" shall mean any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Substantial Shareholder and who was a member of the Board prior to the Determination Date or became a member of the Board after the Determination Date and was recommended or elected by a majority of Disinterested Directors then on the Board.

     10.4 Interpretative Power of Disinterested Directors.

     A majority of the Disinterested Directors from time to time shall have the power and duty to determine, on the basis of facts known to them after reasonable inquiry, all facts necessary to determine compliance with this
Article X, including, without limitation, (1) whether a person or entity is a Substantial Shareholder, (2) whether the price in a proposed Business Combination is Fair Consideration, (3) the number of shares of Voting Stock beneficially owned by any person or entity at any given time, and (4) the fair market value as of any given date of the shares of any class of Voting Stock.


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

     10.5 Alteration, Amendment and Repeal

     Notwithstanding any other provision of this Certificate or Incorporation or any provision of law or any preferred stock designation of the Corporation which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or this Certificate of Incorporation or any preferred stock designation of this Corporation, the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this
Article X or any provision of this Article X.


                                  Article XI
                       Limitation of Personal Liability

     11. To the fullest extent that the Business Corporation Law of the State of New York, as the same exists or may hereafter be amended, permits elimination or a limitation of the liabilities of directors, no director of the corporation shall be liable to the corporation, or its shareholders for any breach of duty in such capacity. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any elimination or limitation of the personal liability of a director of the corporation for acts or omissions occurring prior to the effective date of such repeal or modification.

     FIFTH. These Amendments were authorized by votes of the Board of Directors, followed by votes of the holders of a majority of all outstanding shares entitled to vote thereon at meetings of Shareholders held on the twentieth day of May, 1996, and the nineteenth day of May, 1997.

     SIXTH. This restatement of the Certificate of Incorporation of the Corporation was authorized by a majority vote of the Board of Directors pursuant to section 807 of the Business Corporation Law.

     IN WITNESS WHEREOF, THE UNDERSINGED HAVE SIGNED THIS CERTIFICATE THIS 19TH DAY OF AUGUST, 1997, AND DO HEREBY AFFIRM THE CONTENTS TO BE TRUE UNDER THE PENALTIES OF PERJURY.


                                     /s/ Robert A McCormick
                                     -------------------------------------
                                     ROBERT A. McCORMICK
                                     President and Chief Executive Officer


                                     /s/ William F. Terry
                                     -------------------------------------
                                     WILLIAM F. TERRY
                                     Secretary


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

STATE OF NEW YORK          )
                           ) SS.
COUNTY OF SCHENECTADY      )

     ROBERT A McCORMICK, being duly sworn, deposes and says that he is the President and Chief Executive Officer of TRUSTCO BANK CORP N Y, the Corporation named in the foregoing Certificate, that he has read and signed said Certificate and knows the contents thereof, and that the statements contained therein are true.


                                     /s/ Robert A McCormick
                                     -------------------------------------
                                     ROBERT A. McCORMICK
                                     PRESIDENT AND CHIEF EXECUTIVE OFFICER


Sworn to before me this

19th day of August, 1997




/s/ Joan Clark
--------------
Notary Public


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